EXHIBIT 32.1

CERTIFICATE PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of PVH Corp. (“the Company”) for the quarterly period ended August 2, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Emanuel Chirico, Chairman and Chief Executive Officer of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(i)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	September 10, 2020
	By:	/s/ EMANUEL CHIRICO
	Name:	Emanuel Chirico
Chairman and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.